Exhibit 99.1
ASSURANCEAMERICA CORPORATION REPORTS RECORD REVENUE AND PROFIT FOR THE THIRD QUARTER AND YEAR-TO-DATE
ATLANTA, GEORGIA — November, 14, 2005
Atlanta based ASSURANCEAMERICA CORPORATION (OTC BB: ASAM.OB), today announced its financial results for the third quarter and nine months ended September 30, 2005.
Revenues for the third quarter increased 66% to $9.9 million, compared to $6.0 million for the third quarter of 2004. Pretax earnings and net income (which were the same) increased 681% for the third quarter of 2005 to $0.8 million, compared to a loss of $133,000 in the third quarter of 2004.
Revenues for the nine months of 2005 increased 44% to $25.9 million, compared with $18.0 million for the same period of 2004. The Company increased pretax earnings and net income 5671% for the first nine months of 2005 to $1.8 million, compared with a loss of $33,000, in the same period last year.
Total controlled premium (a non-GAAP financial measure), which includes gross written premium in the Carrier/MGA’s underwriting operations plus premiums for policies sold in the retail Agency subsidiary, increased 69% from the third quarter of 2004 to $29.8 million for the third quarter of 2005. Total controlled premium increased 38% to $81.6 million for the nine months of 2005 from the comparable 2004 period. Total controlled premium is used as the primary measure of the underlying growth of the Company’s revenue streams from period to period.
In announcing third quarter results, Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica Corporation said, “It is always good to produce positive results. It is even better to do so at a time when many insurance enterprises bemoan the ‘summer valley’ that the industry historically experiences following the ‘winter/spring peak’. The fact that our record results beat the traditional summer doldrums adds immensely to the pride we take in our team’s achievements.”
AssuranceAmerica focuses on the specialty automobile insurance marketplace, primarily in Florida, Georgia, Alabama and South Carolina. Its principal operating subsidiaries are TrustWay Insurance Agencies (“Agency”), which sells personal automobile insurance policies through its 32 retail agencies, AssuranceAmerica Managing General Agency (“MGA”), and AssuranceAmerica Insurance Company (“Carrier”).
This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, as discussed in the Company’s filings with the U.S. Securities Exchange Commission (SEC).
Contact:
AssuranceAmerica Corporation
Atlanta, Georgia
Renée A. Pinczes
770-952-0200 Ext. 105
770-984-0173 — Fax
RPinczes@aainsco.com

ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED BALANCE SHEETS
September 30, 2005 and December 31, 2004

	September 30,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$10,917,304	$7,059,188
Short term investments	250,000	400,000
Long term investments	1,099,808	599,808
Investment income due and accrued	15,319	734
Receivables from insureds	11,801,411	5,170,840
Reinsurance recoverable (including $3,602,408 and $3,084,838 on paid losses)	12,633,788	10,543,775
Prepaid reinsurance premiums	10,480,366	5,291,830
Deferred acquisition costs	576,917	224,842
Property and equipment (net of accumulated depreciation of $1,279,086 and $1,094,131)	1,345,113	1,185,081
Due from related party	—	30,783
Other receivables	1,733,755	245,677
Prepaid expenses	334,251	52,260
Intangibles (net of accumulated amortization of $1,295,893 and $1,198,396)	7,462,292	5,399,789
Security deposits	79,420	89,158

Total assets	$58,729,744	$36,293,765

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$4,470,072	$2,904,640
Unearned premiums	15,479,595	7,833,189
Unpaid losses and loss adjustment expenses	12,907,971	10,655,625
Reinsurance payable	9,318,506	4,936,933
Provisional commission reserve	1,175,121	1,060,883
Debt, related party	5,891,960	7,376,279
Dividends payable	126,600	—
Capital lease obligations	265,545	265,545

Total liabilities	49,635,370	35,033,094

Stockholders’ equity
Common stock, 0.01 par value (authorized 80,000,000, outstanding 50,437,540 and 46,577,090 respectively)	504,377	465,771
Preferred stock, 0.01 par value (authorized 5,000,000, outstanding 1,266,000 and 426,000 respectively)	12,660	4,260
Surplus-paid in	15,198,712	8,872,943
Accumulated deficit	(6,621,375)	(8,082,303)

Total stockholders’ equity	9,094,374	1,260,671

Total liabilities and stockholders’ equity	$58,729,744	$36,293,765

See accompanying notes to consolidated financial statements.

ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2005 and 2004

	Three Months		Nine Months
	2005	2004	2005	2004
Revenue:
Gross premiums written	$15,186,281	$7,188,610	$35,763,663	$23,525,816
Gross premiums ceded	(10,258,321)	(4,843,586)	(24,279,794)	(16,029,472)
Net premiums written	4,927,960	2,345,024	11,483,869	7,496,344
Decrease (increase) in unearned premiums, net of prepaid reinsurance premiums	(1,423,800)	83,844	(2,457,869)	(829,091)
Net premiums earned	3,504,160	2,428,868	9,026,000	6,667,253
Commission income	4,517,482	2,511,388	12,285,770	8,066,268
Managing general agent fees	1,632,912	844,069	3,858,543	2,536,996
Net investment income	90,149	6,741	128,982	17,794
Other fee income	170,564	193,803	566,984	687,052

Total revenue	9,915,267	5,984,869	25,866,279	17,975,363

Expenses:
Losses and loss adjustment expenses	2,298,469	1,790,091	5,946,922	5,122,048
Selling, general and administrative expenses	6,620,524	4,089,916	17,375,071	12,237,173
Depreciation and amortization expense	96,713	92,987	282,452	220,864
Interest expense	127,750	144,683	421,106	428,317

Total operating expenses	9,143,456	6,117,677	24,025,551	18,008,402

Income (loss) before provision for income tax expense	771,811	(132,808)	1,840,728	(33,039)
Income tax provision	—	—	—	—

Net income (loss)	771,811	(132,808)	1,840,728	(33,039)

Dividends on preferred stock	126,600	33,300	379,800	33,300

Net income (loss) attributable to common stockholders	$645,211	$(166,108)	$1,460,928	$(66,339)

Earnings per common share
Basic	0.013	(0.004)	0.029	(0.001)
Diluted	0.010	(0.004)	0.023	(0.001)
Weighted average shares outstanding-basic	50,434,801	45,498,718	50,183,303	45,498,718
Weighted average shares outstanding-diluted	63,589,401	45,498,718	63,337,903	46,498,718
See accompanying notes to consolidated financial statements.

ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income (loss)	$1,840,728	$(33,039)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	282,452	220,864
Changes in assets and liabilities:
Receivables	(8,087,866)	(687,350)
Prepaid expenses and other assets	(272,254)	19,203
Unearned premiums and other payables	7,646,406	2,295,025
Unpaid loss and loss adjustment expenses	2,252,346	5,715,154
Ceded reinsurance payable	4,381,573	2,147,187
Reinsurance recoverable	(2,090,013)	(5,272,204)
Prepaid reinsurance premiums	(5,188,536)	(1,465,933)
Accounts payable and accrued expenses	1,565,433	341,955
Deferred acquisition costs	(352,075)	(89,423)
Provisional commission reserve	114,238	(574,786)

Net cash provided by operating activities	2,092,432	2,616,653

Cash flows from investing activities:
Purchases of property and equipment	(344,987)	(65,590)
(Acquisitions)/Disposals	—	(1,300,000)
Purchases of investments and accrued investment income	(364,585)	(17,687)

Net cash (used) by investing activities	(709,572)	(1,383,277)

Cash flows from financing activities:
Related party debt, net	(1,484,319)	(522,000)
Preferred dividends paid	(253,200)	—
Capital contribution	—	2,090,536
Stock issued	4,212,775	681,500

Net cash provided by financing activities	2,475,256	2,250,036

Net increase in cash and cash equivalents	3,858,116	3,483,412
Cash and cash equivalents, beginning of period	7,059,188	3,130,553

Cash and cash equivalents, end of period	$10,917,304	$6,613,965

See accompanying notes to consolidated financial statements